UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 27, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Release Agreement
On August 27, 2009, Lighting Science Group Corporation (the “Company”), LED Holdings, LLC (“LED Holdings”), LED Effects, Inc. (“LED Effects”), Pegasus Capital Advisors, L.P. (“Pegasus Advisors”) and Pegasus Partners IV, L.P. (“Pegasus IV”, and, together with Pegasus Advisors, the “Pegasus Group”), on the one hand, entered into that certain Governing Agreement and Complete Releases (the “Release Agreement”) with Koninklijke Philips Electronics N.V. (“Philips Electronics”), Philips Electronics North America Corporation (“PENAC”) and Philips Solid-State Lighting Solutions, Inc. (“PSSLS”, and, together with Philips Electronics and PENAC, the “Philips Group”), on the other hand. As previously disclosed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008, the Company and the Philips Group have been involved in patent infringement litigation since February 19, 2008 (the “Patent Litigation”).
Pursuant to the Release Agreement, the parties agreed to dismiss all pending litigation among and between them. Specifically, the Company, LED Holdings, LED Effects and the Pegasus Group, on the one hand, and the Philips Group, on the other hand, agreed to terminate all claims and disputes among them relating to any matter or occurrence, including, but not limited to, all claims and disputes arising out of or related to the Patent Litigation and arising out of or related to any agreements or contracts entered into among the parties prior to the date of the Release Agreement (the “Prior Agreements”). Pursuant to the Release Agreement, the parties agreed that certain of the Prior Agreements will remain in full force and effect and that others will be terminated or will expire in accordance with their terms. The Philips Group released the Company, LED Holdings, LED Effects and the Pegasus Group from any liability stemming from the Patent Litigation and the Prior Agreements, and the Company, LED Holdings, LED Effects and the Pegasus Group each released the Philips Group from any liability relating to the Patent Litigation and the Prior Agreements. As of August 10, 2009, LED Holdings beneficially owned 62.9% of the Company’s common stock and Pegasus IV, an interest-holder of LED Holdings, beneficially owned 82.3% of the Company’s common stock.
In connection with the Release Agreement, on August 27, 2009, the Company and Philips Lighting B.V. (“Philips Lighting”), an affiliate of the entities in the Philips Group, entered into a Commercial Framework Agreement pursuant to which the Company and Philips Lighting agreed to buy and sell light emitting diode (“LED”) lighting products to each other. Also in connection with the Release Agreement, the Company and Philips Electronics entered into a Patent License Agreement pursuant to which Philips Electronics granted the Company a royalty-bearing license to the patents in the Philips LED-based Luminaires and Retrofit Bulbs licensing program. Further, in connection with the Release Agreement, Philips Electronics has made a limited equity investment in the Company pursuant to a convertible note agreement, as discussed in more detail below.
A copy of the Release Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Release Agreement for a more complete understanding of its terms. The foregoing description of the Release Agreement is qualified in its entirety by reference to the full text of the Release Agreement.

Convertible Note Agreement
On August 27, 2009, the Company entered into a convertible note agreement (the “Philips Convertible Note”) with Philips Electronics pursuant to which the Company borrowed $5,000,000 from Philips Electronics. Interest on any outstanding principal balance under the Philips Convertible Note accrues at the rate of 14% per annum. All principal and interest on the Philips Convertible Note is due on the earliest of the following three dates (such date, the “Maturity Date”): (a) July 31, 2010, (b) the date of the consummation of the Rights Offering (described below) or (c) the first business day immediately following the date on which the Company notifies Philips Electronics that Pegasus IV has voluntarily converted the outstanding principal and interest under its convertible note agreement (the “Notification Date”). The Philips Convertible Note may not be prepaid and is immediately due and payable upon the Company’s failure to pay any of its material debts when due. Pursuant to the Philips Convertible Note, the Company agreed to use commercially reasonable efforts to conduct a rights offering (the “Rights Offering”) as soon as is reasonably practical. The Rights Offering would consist of the offering of approximately 13,000,000 units of the Company’s securities (which excludes the number of units that may be acquired pursuant to the Philips Convertible Note) for $1.006 per unit, with each unit to consist of one share of newly designated Series D Non-Convertible Preferred Stock (“Series D Preferred Stock”) and that portion of a warrant (the “Warrant”) representing the right to purchase one share of the Company’s common stock at an exercise price of $6.00 per share. The Company must also use commercially reasonable efforts to cause the Certificate of Designation for the Series D Non-Convertible Preferred Stock to be filed with the Delaware Secretary of State.
As previously disclosed and as amended pursuant to the Philips Convertible Note, the Series D Preferred Stock issued pursuant to the Rights Offering would be entitled to a cumulative annual dividend of 25%, which accrues to liquidation value only. 17% of such annual dividend would be a non-cash dividend credited to the account of the holder. This portion of the annual dividend could only be used to satisfy the exercise price payable upon exercise of the Warrants and will not be payable to the holder in cash upon redemption. The remaining 8% of the annual dividend would be payable in cash or other property solely upon the redemption of the Series D Preferred Stock. The Series D Preferred Stock would rank junior to the liquidation preferences of the holders of the Company’s 6% Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock but senior to the holders of common stock and would have to be redeemed by the Company on the eighth anniversary of the date of issuance or upon an earlier change of control of the Company. Except as required by law, the Series D Preferred Stock would not have voting rights. The Warrants issued pursuant to the Rights Offering would have an exercise price of $6.00 per share, a term of 12 years and contain certain anti-dilution protections.
If the registration statement for the Rights Offering is declared effective by the Securities and Exchange Commission prior to the Maturity Date or if Pegasus IV voluntarily converts the outstanding principal and interest under its convertible note agreement, Philips Electronics will be deemed to have converted all of the then outstanding principal and interest under the Philips Convertible Note into a number of units equal to one unit for each $1.006 of outstanding principal and interest under the Philips Convertible Note. However, any Warrant(s) issued upon conversion of the Philips Convertible Note would have an exercise price of $12.00 per share. Such automatic conversion would be deemed to occur on the earlier of (a) the date of the consummation of the Rights Offering or (b) the first business day immediately following the Notification Date. Additionally, the Philips Convertible Note provides Philips Electronics with the option to convert all or a portion of the outstanding principal and interest under the Philips Convertible Note into a number of units equal to one unit for each $1.006 of outstanding principal and interest. Upon any conversion of the Philips Convertible Note, Philips Electronics will release the Company from liability to the extent of the repayment of principal and interest being converted under the Philips Convertible Note.
Although the Company is contractually obligated to use commercially reasonable efforts to conduct the Rights Offering, the Company may seek to negotiate different terms for the Rights Offering depending upon market conditions at that time.
THIS NOTICE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.
A copy of the Philips Convertible Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Philips Convertible Note for a more complete understanding of its terms. The foregoing description of the Philips Convertible Note is qualified in its entirety by reference to the full text of the Philips Convertible Note.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 for a description of the Company’s financial obligation pursuant to the Philips Convertible Note.
Section 3 – Securities and Trading Markets
Item. 3.02 Unregistered Sales of Equity Securities.
See Item 1.01 for a description of the terms of the Philips Convertible Note. The Philips Convertible Note was issued on August 27, 2009, to Philips Electronics pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Subject to the terms and conditions set forth in the Philips Convertible Note and based solely upon the principal amount available to the Company pursuant to the Philips Convertible Note, Philips Electronics may acquire up to 4,970,178 shares of Series D Preferred Stock of the Company and a Warrant or Warrants to purchase up to 4,970,178 shares of common stock of the Company. Such sales of Series D Preferred Stock and Warrant(s) would be exempt from registration under the Securities Act pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act.
Section 8 – Other Items
Item 8.01. Other Items
     The Company expects to issue a press release on August 31, 2009, announcing, among other things, the settlement with the Philips Group pursuant to the Release Agreement, the Commercial Framework Agreement, the Patent License Agreement and the Philips Convertible Note. The full text of this press release is attached hereto as Exhibit 99.1. The information in this Item 8.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Governing Agreement and Complete Releases, dated August 27, 2009, among Lighting Science Group Corporation, LED Holdings, LLC, LED Effects, Inc., Pegasus Capital Advisors, L.P., Pegasus Partners IV, L.P., Philips Electronics North America Corporation, Philips Solid-State Lighting Solutions, Inc. and Koninklijke Philips Electronics N.V.

10.2	Convertible Note, dated August 27, 2009, between Lighting Science Group Corporation, as borrower, and Koninklijke Philips Electronics N.V., as lender.

99.1	Press Release Issued by Lighting Science Group Corporation, dated August 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: August 27, 2009	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President - Finance

EXHIBIT INDEX

Number	Exhibit
10.1	Governing Agreement and Complete Releases, dated August 27, 2009, among Lighting Science Group Corporation, LED Holdings, LLC, LED Effects, Inc., Pegasus Capital Advisors, L.P., Pegasus Partners IV, L.P., Philips Electronics North America Corporation, Philips Solid-State Lighting Solutions, Inc. and Koninklijke Philips Electronics N.V.

10.2	Convertible Note, dated August 27, 2009, between Lighting Science Group Corporation, as borrower, and Koninklijke Philips Electronics N.V., as lender.

99.1	Press Release Issued by Lighting Science Group Corporation, dated August 31, 2009.